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                                                                   EXHIBIT 10.78

                                 LEASE AGREEMENT

                                 BY AND BETWEEN



                            PEPIN MERHI SHAMIEH, LLC,

                     A CALIFORNIA LIMITED LIABILITY COMPANY,


                                   AS LANDLORD


                                       AND


                     PEPIN/MERHI ENTERTAINMENT GROUP, INC.,

                            A CALIFORNIA CORPORATION,

            A WHOLLY-OWNED SUBSIDIARY OF HARVEY ENTERTAINMENT COMPANY


                                    AS TENANT


        PREMISES: 9545 WENTWORTH STREET, SUNLAND, LOS ANGELES COUNTY, CA

                            Dated as of April 1, 2000


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              This LEASE AGREEMENT ("Lease") is made as of this 1st day of
April, 2000, by and between Pepin Merhi Shamieh, LLC, a California Limited Liability Company, with an address of 8209A Foothill Boulevard, Suite 135, Sunland, California 91040, Attention: George Shamieh ("Landlord"), and Pepin/Merhi Entertainment Group, Inc., a California corporation, a wholly-owned subsidiary of Harvey Entertainment Company, with an address of 9545 Wentworth Street, Sunland, California, Attention: Glen R. Weisberger, Esq. ("Tenant").

              In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

              1. LEASE OF PREMISES.

              Landlord hereby demises, lets and leases to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following property (hereinafter referred to as the "Leased Premises"): (a) the real property commonly known as 9545 Wentworth Street, Sunland, California (the "Land"), (b) the building on the real property (the "Building"), the asphalt parking lot on the Land and all other buildings, structures and other improvements now or hereafter constructed on the Land (collectively, the "Improvements"), (c) the fixtures, machinery, equipment and other property described on Exhibit A attached hereto and incorporated herein by this reference (collectively, the "Equipment"), and (d) the Appurtenances to the Land. (The items specified in clauses (a) through (d) are collectively referred to as the "Property".)

              2. CERTAIN DEFINITIONS.

              "Additional Rent" shall mean any and all Impositions, fees, charges, Costs, expenses, insurance obligations, late charges, assessments, Operating Expenses and all other payments, distributions or reimbursements which are attributable to, payable by or the responsibility of Tenant under this Lease.

              "Alterations" shall mean all changes, additions, improvements or repairs to, all alterations, re-constructions, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

              "Appurtenances" shall mean all of Landlord's interest in the tenements, hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including (a) easements over other lands granted by any easement agreement and (b) any streets, ways, alleys, vaults, gores or strips of land adjoining the Land.

              "Basic Rent" shall mean Basic Rent as defined in Paragraph 6.

              "Commencement Date" shall mean Commencement Date as defined in Paragraph 5.

              "Condemnation" shall mean a Taking.



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              "Costs" of a Person or associated with a specified transaction shall mean all reasonable costs and expenses incurred by such Person or associated with such transaction, including without limitation, attorneys' fees and expenses, court costs, brokerage fees, escrow fees, title insurance premiums, mortgage commitment fees, mortgage points, recording fees and transfer taxes, as the circumstances require.

              "Environmental Law" shall mean (i) whenever enacted or promulgated, any applicable federal, state, foreign and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (x) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (y) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of Hazardous Substances, Hazardous Condition or Hazardous Activity, or (z) industrial hygiene, in each case as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act and the federal Hazardous Materials Transportation Act, each as amended and as now or hereafter in effect and any similar state or local Law.

              "Environmental Violation" shall mean (i) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, migration, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Leased Premises, or from the Leased Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to Landlord, Tenant or Lender, any Federal, state or local government or any other Person for the Costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (ii) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to any Federal, state or local government or to any other Person for the Costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (iii) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (iv) any activity, occurrence or condition which could result in any liability, cost or expense to Landlord or Lender or any other owner or occupier of the Leased



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Premises resulting from the presence of any Hazardous Substance or (v) any violation of or noncompliance with any Environmental Law.

              "Equipment" shall mean the Equipment as defined in Paragraph 1.

              "Escrow Holder" shall mean Chicago Title Insurance Company, 700 South Flower Street, Suite 900, Los Angeles, CA 90017, Attention: Escrow Department.

              "Event of Default" shall mean an Event of Default as defined in Paragraph 24.

              "Hazardous Activity" means any activity, process, procedure or undertaking which directly or indirectly (i) procures, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the release, seepage, spill, leak, flow, discharge or emission of any Hazardous Substance into the environment (including the air, ground water, watercourses or water systems); (iii) involves the containment or storage of any Hazardous Substance; or (iv) would cause the Leased Premises or any portion thereof to become a hazardous waste treatment, recycling, reclamation, processing, storage or disposal facility within the meaning of any Environmental Law.

              "Hazardous Condition" means any condition, which would support any claim or liability under any Environmental Law, including the presence of underground storage tanks.

              "Hazardous Substance" means (i) any substance, material, waste, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, or component thereof (whether injurious by themselves or in conjunction with other materials), in each case whether naturally occurring, man-made or the by-product of any process, that is now or hereafter listed, defined or regulated as a flammable explosive, radioactive material, toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety by any federal, state or local governing or regulatory body having jurisdiction which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS, or (ii) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, urea formaldehyde foam insulation, lead, polychlorinated biphenyls. Without limiting the generality of the foregoing, Hazardous Substances shall include, but not be limited to substances defined as "hazardous substances", "hazardous materials", or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; and those substances defined as "hazardous wastes" in Section 25117 of the California Health & Safety Code or as "hazardous substances" in Section 25316 of the California Health & Safety Code; and in the regulations adopted and publications promulgated from time to time pursuant to said laws.

              "Improvements" shall mean the Improvements as defined in Paragraph 1.



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              "Indemnified Parties" shall mean either the Landlord Indemnified
Parties or the Tenant Indemnified Parties as defined in Paragraph 18.

              "Impositions" shall mean the Impositions as defined in Paragraph 11(b).

              "Insurance Requirements" shall mean the requirements of all insurance policies maintained in accordance with this Lease.

              "Interest Rate" shall mean the lower of (i) the maximum interest rate permitted by law or (ii) 5% above the rate publicly announced from time to time by Bank of America N.T. & S.A. (or if Bank of America N.T. & S.A. ceases to exist, then the largest bank headquartered in the State of California) ("Bank") as its Reference Rate. If the use of the announced Reference Rate is discontinued by the Bank, then the reference to Reference Rate shall mean the announced rate charged by the Bank which is from time to time substituted for such Reference Rate.

              "Land" shall mean the Land as defined in Paragraph 1.

              "Law" shall mean any federal, state or local law, ordinance, constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

              "Lease" shall mean this Lease Agreement.

              "Lease Year" shall mean, with respect to the first Lease Year, the period commencing on the Commencement Date and ending at midnight on the last day of the 12th consecutive calendar month following the month in which the Commencement Date occurred, and each succeeding 12 month period during the Term.

              "Leased Premises" shall mean the Leased Premises as defined in Paragraph 1.

              "Legal Requirements" shall mean the requirements of all present and future Laws (including but not limited to Environmental Laws) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of the Leased Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of the Leased Premises.

              "Lender" shall mean any person or entity (and their respective successors and assigns) which may, after the date hereof, make a Loan to Landlord or is the holder of any Note.

              "Loan" shall mean any loan made by one or more Lenders to Landlord, which loan is secured by a Mortgage and evidenced by a Note.

              "Mortgage" shall mean any mortgage, deed of trust or other security interest from Landlord to a Lender which (i) encumbers the Leased Premises and (ii) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.



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              "Note" shall mean any promissory note evidencing Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

              "Person" shall mean an individual, partnership, association, limited liability company, corporation or other entity.

              "Purchase Agreement" shall mean the agreement to be used upon the exercise of the Purchase Option as provided in Paragraph 34, which agreement shall be in the form of Exhibit D.

              "Purchase Option" shall mean the purchase option described in Paragraph 34.

              "Rent" shall mean, collectively, Basic Rent and Additional Rent. All such Basic Rent and Additional Rent shall constitute "rent" within the meaning of California Civil Code Section 1951(a).

              "State" shall mean the State of California.

              "Surviving Obligations" shall mean any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

              "Taking" shall mean (a) any taking or damaging of all or a portion of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (iii) by any other means, or
(b) any de facto condemnation. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable.

              "Term" shall have the meaning as defined in Paragraph 5.

              3. TITLE, "AS-IS" CONDITION AND UTILITIES.

              (a) The Leased Premises are demised, let and leased to Tenant subject to two Mortgages (a first deed of trust held by City National Bank securing indebtedness of $1,961,758 and a junior deed of trust held by U.S. Small Business Administration securing indebtedness of $932,044) and all Legal Requirements, but excluding any violation thereof existing as of the date of this Lease which shall be subject to correction by Landlord at its expense.

              (b) Tenant acknowledges that neither Landlord nor any of Landlord's agents has made any oral or written representations or warranties with respect to the condition of the Lease Premises other than as set forth in this Lease, and Tenant is leasing the Leased Premises hereunder from Landlord in its "As-Is" condition. Tenant acknowledges that Landlord shall have no obligation hereunder to make, install, remodel or alter any tenant improvements for the benefit of Tenant to enter into this Lease or otherwise to make or perform any repairs, renewals or replacements to the Leased Premises as an inducement to Tenant to enter into this Lease, or as a condition precedent to the effectiveness of this Lease and further that Landlord shall have no



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obligation to maintain or repair any part of the Leased Premises except as otherwise expressly set forth in Paragraphs 15(e), 20 and 21 herein during the Term of the Lease.

              (c) Tenant shall provide or cause to be provided, in its own name, all utilities and services necessary for Tenant's use of the Leased Premises as permitted by this Lease. The cost of supplying all utilities and services, the cost of operating, maintaining, repairing, renovating and managing the Building systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith shall be paid by Tenant as its sole cost and expense.

              4. USE OF LEASED PREMISES; QUIET ENJOYMENT; OCCUPANTS.

              (a) Tenant may occupy and use the Leased Premises only for offices, motion picture production, sound stages, animation and computer generated graphics, storage, distribution, and with the approval of Landlord, which approval shall not be unreasonably withheld, for such other purposes as are permitted by Law. Tenant shall not use or occupy or permit the Leased Premises to be used or occupied, nor do or permit anything to be done in or on the Leased Premises, in a manner which would or might (i) violate any Law or Legal Requirement, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rates, (iii) increase the existing rate of, or affect, any fire or other insurance upon the Leased Premises or its contents unless Tenant deposits the amount of such increase with Landlord, (iv) will cause a weight load or stress on the floor or other portion of the Leased Premises in excess of the weight load or stress which the floor or other portion of the Leased Premises is designed to bear, or (v) cause structural injury to any of the Improvements.

              (b) Tenant, at Tenant's sole cost, shall comply with (i) all Laws relating to the use, occupation or alteration of the Leased Premises, now or hereafter instituted, (ii) the requirements of any Board of Fire Underwriters or other similar body, now or hereafter instituted, and (iii) all orders, directives and certificates of occupancy issued pursuant to any Laws, but excluding any requirements of structural changes unless required because of Tenant's willful misconduct or gross negligence or because of any Alterations made by Tenant. In the event Tenant's compliance with the foregoing (except as a result of Tenant's willful misconduct or gross negligence or because of any Alterations made by Tenant) requires structural changes to the Leased Premises which are of a capital nature ("Capital Structural Changes"), Landlord shall be responsible for making such Capital Structural Changes at Landlord's cost and expense; provided, however, Tenant shall reimburse Landlord for the amortized cost of the Capital Structural Changes during the Lease Term, (which cost shall be amortized over the useful life of the Capital Structural Change as determined by Landlord), and Tenant shall further, if Tenant exercises the Purchase Option pursuant to Paragraph 34 below, the unamortized cost of such Capital Structural Changes shall be added to the Purchase Price of the Property. For the avoidance of doubt, if Tenant's compliance with the provisions of the first sentence of this Paragraph 4(b) are required because of Tenant's willful misconduct or gross negligence or because of any Alterations made by Tenant to the Leased Premises, Tenant shall be responsible for making such changes at Tenant's sole cost and expense, without any contribution or reimbursement from Landlord, regardless of whether such changes are Capital Structural Changes or not. The judgment of any court of competent jurisdiction or the admission of Tenant



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in any action against Tenant, whether or not Landlord is a party to such action, shall be conclusive as between Landlord and Tenant in establishing such violation.

              (c) Tenant shall comply with all recorded covenants, conditions and restrictions now or hereafter affecting the Leased Premises. Tenant shall not use or allow another person or entity to use any part of the Leased Premises for the storage, use, treatment, manufacture or sale of Hazardous Substances in violation of applicable Environmental Law.

              (d) Subject to the provisions hereof, so long as no Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord with respect to matters that arise after the date hereof, provided that Landlord or its agents may enter upon and examine the Leased Premises at such reasonable times as Landlord may select and upon reasonable notice to Tenant (except in the case of any emergency, in which event no notice shall be required) for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or notice would constitute an Event of Default, showing the Leased Premises to prospective Lenders and purchasers and taking such other action with respect to the Leased Premises as is permitted by any provision hereof.

              (e) Tenant shall have the right to permit any person or company which is a client or customer of Tenant or which is providing a service to Tenant (each, an "Occupant") to occupy certain portions of the Leased Premises for entertainment related purposes without such occupancy being deemed an assignment or subleasing as long as (i) relationship was not created as a subterfuge to avoid the obligations set forth in Paragraph 23, (ii) for Occupants which occupy any portion of the Leased Premises for more than 90 days during a 12 month period, Tenant shall provide Landlord with at least 5 business days' notice of the identity and contact information of each such Occupant,
(iii) each Occupant shall execute an agreement with Tenant including the language set forth in Exhibit E attached hereto and incorporated herein by this reference, which language shall provide that Occupant shall indemnify Landlord from all loss, cost, expense and liability, including attorneys' fees and Costs, arising from such use and shall maintain liability insurance naming Landlord as an additional insured in an amount reasonably acceptable to Landlord, and (iv) no Occupant shall be granted exclusive possession of all of the Leased Premises. Any demising walls which are constructed on or behalf of any Occupant must be approved in accordance with the procedures for approving Alterations pursuant to Paragraph 16 below.

              5. TERM.

              Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for a term ("Term") commencing on April 1, 2000 ("Commencement Date"), which is the date Tenant acquires the assets of PM Entertainment, Inc. and ending on the last day of the 24th calendar month next following the Commencement Date, unless sooner terminated as provided herein. Landlord may send Tenant notice of the occurrence of the Commencement Date in the form of the attached Exhibit B, which notice Tenant shall acknowledge by executing a copy of the notice and returning it to Landlord. If Tenant fails to sign and return the notice to Landlord within 10 days of receipt of the notice from Landlord, the notice as sent by Landlord shall be



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deemed to have correctly set forth the Commencement Date. Failure of Landlord to send such notice shall have no effect on the Commencement Date.

              6. BASIC RENT.

              Tenant shall pay to Landlord, as rent ("Basic Rent") for the Leased Premises, the sum of FIFTY THOUSAND AND NO ONE HUNDREDTHS DOLLARS ($50,000.00) per month, which amount shall be payable monthly in advance commencing on the Commencement Date and continuing on the 1st day of each month thereafter during the Term. Each such rental payment shall be made to Landlord at its address set forth above. Concurrently with the execution of this Lease, Tenant shall pay to Landlord the Basic Rent payable hereunder for the first full calendar month of the Term after the Commencement Date.

              7. LATE CHARGE.

              Tenant acknowledges that the late payment of Rent will cause Landlord to incur damages, including administrative Costs, loss of use of the overdue funds and other Costs, the exact amount of which would be impractical and extremely difficult to fix. Landlord and Tenant agree that if Landlord does not receive a payment of Rent within 5 days of the notice of default as provided in Paragraph 22, Tenant shall pay to Landlord a late charge equal to 5% of the overdue amount and the overdue amount shall bear interest at the Interest Rate, from the date payment of such amount was due until Landlord receives the overdue payment. Acceptance of the late charge by Landlord shall not cure or waive Tenant's default, nor prevent Landlord from exercising, before or after such acceptance, any of the rights and remedies for a default provided by this Lease or at law. Payment of the late charge is not an alternative means of performance of Tenant's obligation to pay Rent at the times specified in this Lease. Tenant will be liable for the late charge regardless of whether Tenant's failure to pay the Rent when due constitutes a default under the Lease and regardless of whether Landlord sent Tenant an invoice for such Rent and/or late charge. Whenever interest is required to be paid under this Lease, the interest shall be calculated from the date the payment was due or should have been due if correctly assessed or estimated (or any overcharge paid), until the date payment is made or the refund is paid or is credited against rent next due.

              8. DISPUTES AS TO PAYMENTS OF RENT.

              Tenant agrees to pay the Rent required under this Lease within the time limits set forth in this Lease. If Tenant receives from Landlord an invoice or statement, which invoice is sent by Landlord in good faith, and Tenant in good faith disputes whether all or any part of such Rent is due and owing, Tenant shall nevertheless pay to Landlord the amount of the Rent indicated on the invoice or statement until Tenant receives a final judgment from a court of competent jurisdiction (or when arbitration is permitted or required, receives a final award from an arbitrator) relieving or mitigating Tenant's obligation to pay such Rent. In such instance where Tenant disputes its obligations to pay all or part of the Rent indicated on such invoice or statement, Tenant shall, concurrently with the payment of such Rent, provide Landlord with a letter or notice entitled "Payment Under Protest," specifying in detail why Tenant is not required to pay all or part of such Rent. Tenant will be deemed to have waived its right to contest any past payment of Rent unless it has filed a lawsuit against Landlord (or when arbitration is



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permitted or required, filed for arbitration and has served Landlord with notice of such filing), and has served a summons on Landlord, within 1 year of such payment.

              9. SECURITY DEPOSIT.

              Concurrently with the execution of this Lease, Tenant shall deposit with Landlord a security deposit in amount of $25,000.00. The Security Deposit shall be held by Landlord as security for the full and faithful performance of Tenant's covenants and obligations under this Lease. The Security Deposit is not an advance Basic Rent deposit, an advance payment of any other kind, or a measure of Landlord's damages in case of Tenant's default. If Tenant fails to comply with the full and timely performance of any or all of Tenant's covenants and obligations set forth in this Lease, then Landlord may, from time to time, without waiving any other remedy available to Landlord, use the Security Deposit, or any portion of it, to the extent necessary to cure or remedy such failure or to compensate Landlord for all damages sustained by Landlord resulting from Tenant's failure to comply fully and timely with its obligations pursuant to this Lease. Tenant shall immediately pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount, and Tenant's failure to immediately do so shall constitute a default under the Lease. If Tenant is in compliance with the covenants and obligations set forth in this Lease at the time which is 60 days following the time of both the expiration or termination of the Lease and Tenant's vacating of the Premises as provided in California Civil Code Section 1950.7, Landlord shall return the Security Deposit to Tenant after the expiration or termination of the Lease and Tenant's vacating of the Premises. Landlord's obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Security Deposit separate and apart from Landlord's general or other funds, and Landlord may commingle the Security Deposit with any of Landlord's general or other funds. Tenant shall not at any time be entitled to interest on the Security Deposit.

              10. PAYMENT AND PROCEDURE FOR PAYMENT OF OPERATING EXPENSES.

              (a) In addition to the payment of Basic Rent, Tenant shall also pay 100% of all Operating Expenses as defined herein which are incurred by Landlord and computed as set forth in Paragraph 10(b) and 10(c) below. When any Operating Expense is incurred by Landlord in a particular month, Landlord shall provide Tenant with a statement of the amounts Tenant shall owe for Operating Expenses for that month, together with reasonable supporting documentation (the "Statement"). No delay by Landlord in providing the Statement shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for Operating Expense. Tenant shall pay the amount of Operating Expenses shown in the Statement within 30 days of receipt of such Statement from Landlord.

              (b) "Operating Expenses" are defined to be the sum of all Costs, expenses, and disbursements, of every kind and nature whatsoever (except to the extent paid directly by Tenant as an Imposition in accordance with Paragraph 11 below), which become the obligation of and are incurred by Landlord in connection with the operation, servicing, maintenance and repair of the Leased Premises in accordance with the terms of this Lease (but excluding repairs, replacements, or other liabilities which are the responsibility of Landlord pursuant to Paragraphs 15(e), 20 and 21 below) as required by this Lease including, but not limited to, the following: (i)



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the Cost of supplying all utilities, the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and the Cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) all of the Costs (including, without limitation, the policy premiums and up to $10,000 of a deductible amount for each separate claim) in connection with (A) insurance obtained by Landlord against physical loss or damage to the Leased Premises, Equipment and Improvements as provided under a standard "All Risk" property policy, excluding earthquake and flood coverage, in the amount of $5,700,000 ("All Risk Insurance"), (B) rental interruption insurance for at least 12 months of Basic Rent payable by Tenant to Landlord, and (C) such other insurance on or in connection with the Leased Premises as Landlord or Lender may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size, use and location to the Leased Premises; (iii) all expenses for janitorial, maintenance, alarm, security and safety services, window cleaning, and trash removal; (iv) the Cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any Legal Requirements which may affect Operating Expenses, (v) the Costs incurred in connection with the implementation and operation of a transportation system management program or similar program; (vi) the Cost of landscaping, maintenance, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Building; (vii) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Lease Premises; (viii) the Cost of parking area maintenance, including, but not limited to, re-striping, and cleaning; (ix) the Cost of the repair of all plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Leased Premises in whole or in part, and components thereof, and the cost of replacement of the same to the extent caused by the willful misconduct or gross negligence of Tenant; and (x) such other usual Costs and expenses which are customarily reimbursed by Tenants to landlords for the purpose of providing for the on-site operation, servicing, maintenance and repair of comparable buildings in Southern California.

              (c) Notwithstanding anything in the definition of Operating Expenses in the Lease to the contrary, Operating Expenses shall not include the following, except to the extent specifically permitted by a specific exception to the following: (i) Costs incurred by Landlord for the repair of damage to the Leased Premises, to the extent that Landlord is reimbursed by insurance proceeds (such proceeds to be excluded from Operating Expenses in the year in which received, except that any deductible amount under any insurance policy shall be included within Operating Expenses); (ii) Costs incurred by Landlord due to the violation by Landlord of the terms and conditions of the Lease; (iii) advertising and promotional expenditures; (iv) depreciation, interest and amortization on Mortgages, or underlying or ground lease rental payments, if any; (v) any and all costs arising from the presence, removal, abatement or remediation of Hazardous Substances in or about the Leased Premises, existing in the Leased Premises as of the date of this Lease and not placed in the Leased Premises by Tenant or any Occupant [except for any costs associated with the normal operation and maintenance of the Leased Premises]; (vi) any management fees, salaries, employment expenses incurred by

Landlord including accounting fees and legal fees incurred by reason of Landlords ownership of the Property and not arising from a breach by Tenant of its obligations under this Lease; and (vii) all real estate taxes and assessments including any supplemental taxes and special assessments or other taxes imposed upon Landlord by reason of its ownership of the Property.

              (d) Landlord shall keep adequate records and books of account with respect to the Leased Premises, in accordance with generally accepted accounting principles ("GAAP") consistently applied. Tenant shall have a period of 3 months following receipt of the Statement, within which to dispute any Statement. If Tenant shall not have disputed any such Statement within a period of 3 months following receipt of the Statement, Tenant shall be deemed to have accepted as final and determinative the amounts shown on the Statement. If Tenant disputes the accuracy of a Statement, Tenant shall nevertheless continue to pay the amounts as required by the provisions of this Paragraph 10; provided however, that no later than 6 months after receipt of the Statement, Tenant must (or its right to contest such charges shall be deemed waived) institute arbitration proceedings against Landlord in an arbitration proceeding governed by the rules of the American Arbitration Association to collect and recover any overpayments made by Tenant; and provided further, that Tenant shall, within 10 days of filing of the complaint, serve Landlord with a copy of the complaint filed in any such proceeding. Tenant shall be precluded from contesting Operating Expenses and Landlord's computations of the amounts payable by Landlord or Tenant pursuant to this Paragraph 10, unless an arbitration complaint is filed and served within such 6 month period. Should the arbitrator(s) in any such arbitration proceeding find errors in excess of 10% of the Statement, then Landlord shall be responsible for all reasonable fees incurred by Tenant with respect to the arbitration proceeding. Should the arbitrator(s) find errors of less than 4% of the Statement, then Tenant shall be responsible for all the reasonable fees incurred by Landlord with respect to the arbitration proceeding. Should the arbitrator(s) find errors of between 4% and 10% of the Statement, then each party shall be responsible for all fees incurred by it with respect to the arbitration proceeding.

              (e) If Tenant institutes such arbitration procedures, then the arbitrator(s) shall have the power to, and shall inquire into and determine, not only whether or not Tenant was overcharged for any Operating Expenses, but whether or not Tenant was undercharged for any Operating Expenses. At the conclusion of the arbitration, the arbitrator(s) shall issue a ruling as to what the Operating Expenses should have been had Landlord strictly complied with the provisions of this Lease. If Landlord overcharged Tenant for the Operating Expenses, the amount of the overcharge shall be returned to Tenant within 30 days following the issuance of the arbitration ruling. If the arbitrator(s) determine(s) that Tenant was undercharged for the Operating Expenses, Tenant shall pay the amount of such undercharge to Landlord within 30 days following the issuance of the arbitration ruling.

              11. TAXES, ASSESSMENTS AND IMPOSITIONS.

              (a) Except as set forth in Paragraph 11(b) below, Landlord shall pay all real property taxes and assessments against the Land, Building and Improvements existing as of the date of this Lease.

              (b) Except as set forth in Paragraph 11(a) above, Tenant shall, before interest or penalties are due thereon, pay and discharge (collectively, hereinafter, "Impositions"): (i) all taxes assessments, rates, duties, license fees, levies, charges on (A) the personal property of Tenant, (B) upon Tenant's occupancy of the Leased Premises,
(C) upon any trade fixtures, furnishings, equipment or other personal property contained in the Leased Premises, and (D) upon any Alterations constructed by or on behalf of Tenant on the Leased Premises, (ii) all rents and charges for water, sewer, utility and communications services relating to the Leased Premises, and (iii) any tax measured by gross rentals received from the Leased Premises, together with any Costs incurred by Landlord, including attorneys' fees, in contesting any such taxes but excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the State of California or the United States or by their respective agencies, branches or departments; provided that, if at any time during the Term there shall be levied, assessed or imposed on Landlord or the Building by any governmental entity, any general or special, ad valorem or specific excised capital levy or other taxes on the payments received by Landlord under this Lease and/or any license fee, excise or franchise taxes measured by or based, in whole or in part, upon such payments, and/or transfer, transaction, or taxes based directly or indirectly upon the transaction represented by this Lease and/or any occupancy, use, per capita or other taxes, based directly or indirectly upon the use or occupancy of the Leased Premises, then all such taxes shall be deemed to be included within the definition of the term Impositions. If any Impositions may be paid in installments without interest or penalty, Tenant shall have the option to pay Impositions in installments; in such event, Tenant shall be liable only for those installments which accrue or become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall promptly deliver to Landlord (1) copies of all settlements and notices pertaining to Impositions which may be issued by any governmental authority, (2) receipts for payments of all taxes required to be paid by Tenant hereunder and (3) receipts for payment of all other Impositions.

              12. NET LEASE.

              (a) This is a net lease and all Rent shall be paid without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a "Set-Off"), except as otherwise expressly provided herein. All payments owed by Tenant under this Lease shall be paid to Landlord in lawful money of the United States of America at the location specified by Landlord pursuant to Paragraph 26 of this Lease. All payments of Rent shall be paid by Tenant by check drawn on a bank that is a member of the California Banker's Clearing House Association.

              (b) The obligations of Tenant hereunder shall be separate and independent covenants and agreements. All Rent payable by Tenant hereunder shall constitute "rent" for all purposes (including Section 502(b)(6) of the Bankruptcy Code).

              (c) Tenant hereby waives all rights which it may have under California Civil Code Sections 1932(2), 1933(4), California Code of Civil Procedure Section 1265.130 and any other Law (i) to quit, terminate or surrender this Lease or the Leased Premises, or (ii) to any Set-Off of any Rent.

              (d) If the Term begins on a day other than the first day of a month or ends on day other than the last day of a month, then the Basic Rent for such partial month shall be prorated on a daily basis on the basis of the actual number of days in the applicable month.

              13. COMPLIANCE WITH LAWS AND ENVIRONMENTAL MATTERS.

              (a) Tenant shall, at its expense, comply with and conform to, and cause any other Person occupying any part of the Leased Premises to comply with and conform to, all Insurance Requirements and Legal Requirements (including all applicable Environmental Laws). Without limiting the generality of the foregoing, Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Substance upon or about the Leased Premises, nor permit Person to engage in such activities upon or about the Leased Premises. However, the foregoing provisions shall not prohibit the transportation to and from, and the use, storage, maintenance and handling within, the Leased Premises of such Hazardous Substances provided: (i) such Hazardous Substances shall be used and maintained only in such quantities as are reasonably necessary for the permitted use of the Leased Premises set forth in this Lease, strictly in accordance with applicable Laws and the manufacturers' instructions therefor, (ii) such Hazardous Substances shall not be disposed of, released or discharged on the Leased Premises, and shall be transported to and from the Leased Premises in compliance with all applicable Laws, and as Landlord shall reasonably require, (iii) if any applicable Law or Landlord's trash removal contractor requires that any such Hazardous Substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Leased Premises, and (iv) any remaining such Hazardous Substances shall be completely, properly and lawfully removed from the Leased Premises upon expiration or earlier termination of this Lease. Tenant shall not at any time (1) cause, permit or suffer to occur any Environmental Violation or (2) permit any sublessee, assignee, Occupant or other Person occupying the Leased Premises under or through Tenant to cause, permit or suffer to occur any Environmental Violation.

              (b) Landlord shall have the right, at the following times, to enter the Leased Premises in order to inspect same and to conduct any testing, monitoring or analysis reasonably required in connection therewith (collectively "Inspection"):

                     (i) Once in any calendar year upon reasonable notice to Tenant;

                     (ii) At any time during the Term of this Lease if, in Landlord's reasonable judgment, Tenant is violating the use restrictions of this Lease or is not in strict compliance with the regulations, rules or procedures of any applicable governmental entity with respect to the transport, use, storage, maintenance, generation, manufacturing, handling, disposal, release or discharge of Hazardous Substances at the Leased Premises, in which case Landlord shall give notice to Tenant of the reason for the Inspection and Tenant shall provide Landlord with access to the Leased Premises for such Inspection within 5 days of any such notice; provided, however, that in an emergency situation Tenant will provide Landlord with immediate access to the Leased Premises.

                     (iii) If Tenant is violating the use restrictions of this Lease or is not in strict compliance with the regulations, rules or procedures of the applicable governmental entity, then all reasonable Costs and expenses reasonably incurred by Landlord in connection with any Inspection shall become due and payable by Tenant as Additional Rent, within 10 days of presentation by Landlord of an invoice therefor. If a dispute exists between Landlord and Tenant as to whether Landlord has sufficient reason to believe that Tenant may be violating the use restrictions of this Lease or may not be in compliance with any other provision of this Lease or any applicable governmental entity with respect to the transport, use, storage, maintenance, generation, manufacturing, handling, disposal, release or discharge of Hazardous Substances at the Leased Premises, Tenant will provide Landlord with access to the Leased Premises for an Inspection in accordance with the provisions of the immediately preceding paragraph; provided, however, that if there is no such violation or strict noncompliance, Landlord shall be liable for the cost and expense incurred by Landlord in connection with such Inspection.

              (c) Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Substance on the Leased Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party against Tenant or the Leased Premises relating to any loss or injury resulting from any Hazardous Substance,
(iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Substance on or from the Leased Premises, and
(iv) any matters where Tenant is required by law to give a notice to any governmental or regulatory authority respecting any Hazardous Substance on the Leased Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Leased Premises initiated in connection with any Environmental Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Substances then used, stored, or maintained upon the Leased Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer thereof, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by applicable Law.

              (d) If any Hazardous Substance is released, discharged or disposed of by Tenant or any other Person (other than Landlord) on or about the Leased Premises in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Substance from the Leased Premises and any other affected property and clean or replace any affected personal property, at Tenant's expense. Such clean-up and removal work shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Paragraph within 5 days after written notice by Landlord, or such shorter time as may be required by applicable Law or in order to minimize any hazard to persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable Law).

              (e) In addition to, and not in derogation of any other indemnification contained in this Lease, Tenant agrees to indemnify, defend and hold harmless Landlord, its successors and assigns, and its and their trustees, beneficiaries, directors, officers, shareholders, employees, agents, and partners from all Costs, expenses, damages, liabilities, claims, fines, penalties, interest, judgments, and losses of any kind arising from or in any way related to Tenant's or any other Person's (other than Landlord's) Hazardous Activity during the Term of this Lease or failure to comply in full with this Paragraph 13 (collectively, "Environmental Losses"), including consequential damages, damages for personal or bodily injury, property damage, damage to natural resources occurring on or off the Leased Premises, encumbrances, liens, Costs and expenses of investigations, monitoring, clean up, removal or remediation of Hazardous Substances, defense costs of any claims (whether or not such claim is ultimately defeated), good faith settlements, attorneys' and consultants' fees and, and losses attributable to the diminution of value, loss or use or adverse effects on marketability or use of any portion of the Leased Premises, whether or not such Environmental Losses are contingent or otherwise, matured or unmatured, foreseeable or unforeseeable. This indemnity shall not apply to losses to the extent resulting from the gross negligence or willful misconduct of Landlord or its employees. Tenant's obligations under this Paragraph 13 shall survive the expiration or termination of the Lease.

              14. NO LIENS; MEMORANDUM OF PURCHASE OPTION.

              (a) Except for (i) recordation of the Memorandum, (ii) any lien which is the subject of a permitted contest pursuant to Paragraph 17 below and
(iii) any lien imposed upon the Leased Premises by an appropriate governmental authority in connection with an improvement district for the benefit of the Leased Premises, Tenant shall not create or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on the Leased Premises which is not created by or through Landlord. At any time Tenant either desires or is required to make any Alterations which cost more than $300,000, Landlord may require Tenant, at Tenant's sole cost and expense, to obtain and provide to Landlord a completion and/or performance bond in a form and by a surety acceptable to Landlord and in an amount not less than 1-1/2 times the estimated cost of such Alterations, or to provide a letter of credit or other security reasonably satisfactory to Landlord, to insure Landlord against liability from mechanics' and materialmen's liens and to insure completion of the Work. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims for mechanics', materialmen's or other liens in connection with any alterations, repairs, or any work performed, materials furnished or obligations incurred by or for Tenant, and in connection therewith, Tenant shall provide Landlord with notice of any and all liens filed against the Leased Premises. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE LEASED PREMISES. LANDLORD RESERVED THE RIGHT TO ENTER THE LEASED PREMISES TO POST ANY NOTICES ON THE LEASED PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD AS MAY BE PERMITTED BY LAW OR DESIRED BY LANDLORD.

              (b) Landlord and Tenant shall execute, deliver and record, at Tenant's expense, a memorandum of the Lease including the Purchase Option contained herein ("Memorandum") which shall be in the form attached hereto as Exhibit C. The Parties shall cause the Memorandum to be recorded in the official records of Los Angeles County, if and only if Tenant, prior to such recordation, delivers to Escrow Holder a duly signed and acknowledged quitclaim deed, in form and substance satisfactory to Landlord, sufficient to release any and all rights of Tenant in and to the Leased Premises under this Lease (the "Quitclaim Deed"), and Tenant hereby approves and irrevocably authorizes and directs Escrow Holder to record the Quitclaim Deed in such manner and in such places as may be required or permitted by any present or future Law immediately upon the expiration of the Purchase Option contained in this Lease, without the requirement for any further or additional instruction from Tenant.

              15. MAINTENANCE AND REPAIR.

              (a) Subject to the provisions of Paragraph 20 and 21, Tenant shall at all times, without cost or expense to Landlord, keep and maintain the non-structural portion of the Leased Premises (including, but not limited to, all interior partitions, windows, fixtures, lighting facilities, fixtures, doors, plate glass, skylights, landscaped areas, driveways, parking lots, fences, signs, sidewalks, parkways, Building systems and Equipment) and Alterations in substantially the same order, condition and repair and appearance existing as of the Commencement Date, ordinary wear and tear and loss by fire or other casualty excepted.

              (b) All damage, injury or breakage to any part or portion of the Leased Premises (including, but not limited to, the roof and the parking area) caused by the willful or negligent act or omission of Tenant or Tenant's employees, agents, contractors, licensees, directors, officer, partners, trustees, visitors, invitees (collectively, "Tenant's Employees") or any of the Occupants shall be promptly repaired or replaced by Tenant, at Tenant's sole cost and expense, to the reasonable satisfaction of Landlord; provided, however, that Tenant shall be entitled to receive reimbursement for such expense to the extent that the cost of any such repair is covered by insurance obtained by Landlord as part of Operating Expenses. Without limiting the generality of the foregoing, Tenant shall be required to replace or re-roof the Leased Premises, Tenant shall not be required to make structural repairs or replacements required to bring the Improvements into compliance with Applicable Laws, unless (i) such repairs or replacements are attributable to Alterations to the Leased Premises which have been made by Tenant, (ii) such repairs or replacements are caused by the willful or negligent act or omission of Tenant, Tenant's Employees or any of the Occupants, or (iii) such Costs are triggered by a change of the use of the Lease Premises.

              (c) Upon not less than 15 days notice (except in the case of emergency when Landlord may take immediate action), Landlord may make any repairs which it is Tenant's obligation to make under this Lease and which are not made by Tenant within a reasonable amount of time, and charge Tenant for the cost of such repairs. Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's use of the Leased Properties.

              (d) Tenant shall, at Tenant's sole expense, procure and maintain contracts, with copies to Landlord, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following Equipment and Improvements, if any, as and when installed on the Leased Premises: (i) HVAC equipment, (ii) boiler and pressure vessels, (iii) fire protection systems, (iv) landscaping and irrigation systems, (v) roof covering and drains, and (vi) asphalt and parking lots, (vii) clarifiers and (viii) any other equipment, if reasonably required by Landlord. If Tenant fails to comply with the foregoing sentence, Landlord may at any time assume the responsibility for procuring and maintaining the aforesaid contracts, with copies to be furnished to Tenant, but Tenant shall continue to be responsible for payment of the same within 10 days following receipt of an invoice therefor from Landlord.

              (e) So long as no event of default has occurred and except as set forth in Paragraph 15(b) above, Landlord shall maintain and repair the structural elements of the Leased Premises in substantially the same condition, repair and appearance as existing as of the Commencement Date, ordinary wear and tear excepted, and except for non-insured damage or wear and tear which is the result of a negligent or willful act or omission of Tenant, Tenant's Employees or any of the Occupants. Notwithstanding the foregoing, Landlord shall no obligation to make any capital repair or replacement to the Leased Premises unless the same is necessary in order to keep the Leased Premises in a habitable condition. Landlord shall have no obligation to make repairs until a reasonable time after receipt of written notice of the need for such repairs. In no event shall any payments owed by Tenant under the Lease be abated, nor shall Landlord have any liability for interruption or interference in Tenant's business, on account of Landlord's failure to make repairs under this Paragraph 15(e). Landlord and Landlord's agents, contractors, licensees, employees, directors, officers, partners, trustees and invitees shall have the right to enter the Leased Premises at all reasonable times for the purpose of making any improvements, repairs or replacements to the Leased Premises as Landlord may deem necessary or desirable, without liability to Tenant. Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's use of the Leased Premises. Landlord shall give reasonable notice to Tenant of Landlord's intent to enter the Leased Premises and effect improvements, repairs or replacements, except, however, in an emergency situation, in which case no prior notice shall be required. In the event Landlord elects to make any capital improvement, repair or replacement to the Leased Premises, the cost of each such capital repairs and replacements shall be amortized (including interest on the unamortized cost) over its useful life, as Landlord shall reasonably determine, and the unamortized cost thereof shall be added to the Purchase Price in the event Tenant exercises the Purchase Option granted to Tenant pursuant to Paragraph 34 below notwithstanding the fact that such capital improvement, repair or replacement was installed or paid for by Landlord as a result of a requirement by any new (or change in) laws, rules or regulations of any governmental or quasi-governmental authority.

              (f) If Landlord shall fail to make any repairs or replacements which Landlord is required to make pursuant to the terms of this Lease within a reasonable period of time after receipt of written notice from Tenant regarding the same, Tenant shall provide Landlord with written notice of its intention to make such repairs or replacements on behalf of Landlord ("Tenant's Repair Notice"). If Landlord does not commence to take action to repair or replace such required items within 60 days after receipt of Tenant's Repair Notice, Tenant make make such repairs and submit an invoice, together with reasonable supporting documentation to Landlord and landlord shall reimburse Tenant for the actual Cost of such documented repairs or replacements within 30 days of receipt of such invoice. Except as set forth above, Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect. Notwithstanding anything to the contrary set forth in this Lease, Tenant hereby waives the right to deduct the Cost of any repairs or replacements from any payment owed by Landlord under the Lease.

              16. ALTERATIONS AND IMPROVEMENTS.

              (a) Provided no Event of Default exists, Tenant shall have the right, at its sole cost and expense, after having obtained the prior written consent of Landlord and Lender, which shall not be unreasonably withheld or delayed, to make Alterations to the Leased Premises, if such Alterations are made in accordance with this Paragraph 16, are commercially reasonable, normal for general office or production use, do not adversely affect the utility or value of the Leased Premises for future tenants, do not substantially alter the exterior appearance of the Building, do not require extensive removal expenses and are not otherwise prohibited under the Lease, do not affect the Building systems and do not adversely affect the Building structure. Notwithstanding the foregoing, Tenant shall have the right to make non-structural Alterations to the Leased Premises which meet the conditions set forth in the foregoing sentence and in Paragraph 16(b) below, without Landlord's prior written approval, provided such Alterations do not cost in excess of $50,000.

              (b) If Tenant makes any Alterations pursuant to this Paragraph 16 or as required by Paragraph 15 (such Alterations and actions being hereinafter collectively referred to as "Work"), then any such Alterations installed by Tenant during the Term shall be done in strict compliance with the following:

                     (i) the market value of the Leased Premises shall not be lessened by any such Work or its usefulness impaired;

                     (ii) all such Work shall be performed by Tenant in a first-class workmanlike manner and in conformity with a valid building permit and/or all other permits or licenses when and where required, copies of which shall be furnished to Landlord before the Work is commenced, and any Work not acceptable to any governmental authority or agency having or exercising jurisdiction over such Work or not reasonably satisfactory to Landlord, shall be promptly replaced and corrected at Tenant's expense. Landlord's approval or consent to any such Work shall not impose any liability upon Landlord. No such work shall proceed until and unless Landlord has received at least 10 days notice that such work is to commence so that Landlord can post a notice of nonresponsibility;

                     (iii) all such Work shall be expeditiously completed in compliance with all Legal Requirements;

                     (iv) all such Work shall comply with the requirements of all insurance policies required to be maintained by Tenant hereunder;

                     (v) Tenant shall promptly discharge or remove all liens filed against the Leased Premises arising out of such Work;

                     (vi) Tenant shall procure and pay for all permits and licenses required in connection with any such Work;

                     (vii) all such Work shall be the property of Landlord and shall be subject to this Lease, and Tenant shall execute and deliver to Landlord any document requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein;

                     (viii) Tenant shall, at Tenant's sole cost and expense, furnish Landlord with a complete set of "as built" drawings for such Alterations;

                     (ix) no such Work shall proceed without Landlord's prior approval, which approval shall not be unreasonably withheld or delayed, of (A) Tenant's contractor(s); (B) certificates of insurance from a company or companies approved by Landlord, furnished to Landlord by Tenant's contractor(s) and/or vendor(s) with the types and amounts of insurance more particularly described above and (C) detailed plans and specifications for the Work;

                     (x) Tenant shall immediately reimburse Landlord for any Costs incurred by Landlord in reviewing and approving the plans and specifications for such work or by reason of any faulty Work done by Tenant or Tenant's contractors, or by reason of delays caused by such Work, or by reason of inadequate cleanup, or which is otherwise incurred by Landlord to review the plans and specifications, and monitor and inspect the progress of such Work;

                     (xi) Tenant or its contractors will in no event be allowed to make (A) any improvements to the Leased Premises which would adversely affect any of the Building systems or (B) any structural modification to the Building without first obtaining Landlord's consent, which Landlord can withhold in its reasonable discretion; and

                     (xii) Tenant shall obtain any bonds required by Landlord pursuant to Paragraph 14(a) of the Lease.

              17. PERMITTED CONTESTS.

              Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition or (b) discharge or remove any lien referred to in Paragraph 14 (such non-compliance with the terms hereof being hereinafter referred to collectively as "Permitted Violations"), so long as at the time of such noncompliance no Event of Default exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (i) the collection of, or other realization upon, the Permitted Violation so contested, (ii) the sale, forfeiture or loss of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the use or occupancy of the Leased Premises, (iv) any interference with the payment of any Rent, (v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied or (vi) the enforcement or execution of any injunction, order or Legal Requirement with respect to the Permitted Violation. Tenant shall provide Landlord security which is satisfactory, in Landlord's reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith. While any proceedings which comply with the requirements of this Paragraph 17 are pending and the required security is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by law to correct such Permitted Violation and Tenant's contest does not prevent or stay such requirement as to Landlord (and if Landlord shall elect to correct such violation, Tenant shall reimburse Landlord for all Costs which it shall incur within 10 days after receipt by Tenant of Landlord's demand). Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 17 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil or criminal liability.

              18. INDEMNIFICATION AND WAIVER.

              (a) Landlord shall not be liable for and Tenant hereby waives all claims against Landlord for damage to any property or injury, illness or death of any person in, upon, or about the Leased Premises arising at any time and from any cause whatsoever other than damages proximately caused by reason of the gross negligence or willful misconduct of Landlord or its agents and employees. Tenant shall indemnify, defend, and protect Landlord, its successors and assigns, and its officers, directors, members, shareholders, partners and employees (collectively the "Landlord Indemnified Parties") and hold the Landlord Indemnified Parties harmless from any and all losses, Costs, damages, expenses and liabilities (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in the use or occupancy of the Leased Premises during the Term of this Lease, including, without limiting the generality of the foregoing: (a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed; (b) the use or occupancy of the Leased Premises by Tenant or any person claiming by, through or under Tenant; (c) the condition of the Leased Premises or any occurrence or happening on the Leased Premises from any cause whatsoever; or (d) any acts, omissions or negligence of Tenant or any person claiming by, through or under Tenant or Tenant's Employees or any such person, in, on or about the Leased Premises either prior to, during, or after the expiration of the Lease Term, including, without limitation, any acts, omissions or negligence in the making or performance of any Alterations, provided, however, that the foregoing indemnification shall not apply to damages proximately caused by reason of the negligence or willful misconduct of any of the Landlord Indemnified Parties. The provisions of this Paragraph 18(a) shall survive any termination, expiration or rejection in bankruptcy of this Lease.

              (b) Tenant shall pay, protect, indemnify, defend, save and hold harmless each of the Landlord Indemnified Parties from and against any and all liabilities, losses, damages (including punitive damages), penalties, Costs (including attorneys' fees and costs), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, without regard to the form of action and whether based on strict liability, gross negligence, negligence or any other theory of recovery at law or in equity, arising from (i) any matter pertaining to the use, occupancy, or operation by Tenant of the Leased Premises, (ii) any violation by Tenant of any provision of this Lease, any contract or agreement to which Tenant is a party, or any Legal Requirement to which Tenant is subject, or (iii) any alleged, threatened or actual Environmental Violation attributable to the activities of Tenant or any of Tenant's Employees, including (A) liability for response costs and for Costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable Costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor section or act or provision of any similar state or local Law, (B) liability for Costs and expenses of abatement, correction or clean-up, fines, damages, response Costs or penalties which arise from the provisions of any of the other Environmental Laws and (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity. The foregoing indemnification contained in this Paragraph 18(b) shall not apply to damages proximately caused by reason of the gross negligence or willful misconduct of any of the Landlord Indemnified Parties. The provisions of this Paragraph 18(b) shall survive any termination, expiration or rejection in bankruptcy of this Lease.

              (c) Landlord shall indemnify, defend and protect Tenant and its officers, directors, members, shareholders, partners and employees (collectively, "Tenant Indemnified Parties") and hold the Tenant Indemnified Parties harmless from and against all losses, Costs, damages, expenses and liabilities (including, without limitation, court costs and reasonable attorneys' fees) to the extent arising from any willful misconduct or gross negligence of Landlord in the performance of Landlord's obligations under this Lease, provided, however, the foregoing indemnification shall not apply to damages proximately caused by reason of the negligence or willful misconduct of any of the Tenant Indemnified Parties. The provisions of this Paragraph 18(c) shall survive any termination, expiration or rejection in bankruptcy of this Lease.

              (d) If Landlord is ever made a party to any action or proceeding by reason of a matter for which Tenant is obligated to indemnify Landlord, then Tenant, upon notice from Landlord, shall, at Landlord's option, either defend that action or proceeding on behalf of Landlord at Tenant's expense with counsel satisfactory to Landlord or reimburse Landlord for all defense costs Landlord actually incurs in defending against such action or proceeding, whether or not the action or proceeding is ultimately defeated. Any such counsel retained by Tenant in connection with a settlement involving Landlord shall represent both Landlord and Tenant in such matter and shall acknowledge that there is no conflict of interest between the parties with respect to such settlement. Any settlement entered into by Tenant with respect to an indemnification matter involving Landlord shall be subject to the prior approval of Landlord and shall contain a full and complete release of all claims against Landlord. If any conflict of interest arises in connection with such joint counsel's representation of Tenant and Landlord, such counsel shall withdraw and Landlord shall have the right to appoint separate counsel at Tenant's sole cost and expense to defend Landlord's interest in such matter.

              19. INSURANCE.

              (a) Tenant shall maintain the following insurance on or in connection with the Leased Premises:

                     (i) Insurance against physical loss or damage to Tenant's personal property and Alterations in amounts not less than the actual replacement cost thereof.

                     (ii) Commercial General Liability Insurance and Business Automobile Liability Insurance (including Non-Owned and Hired Automobile Liability) against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than $3,000,000 per occurrence/annual aggregate (or such higher amount as may be required by the Lender) and all other coverage extensions that are usual and customary for properties of this size and type provided, however, that the Landlord shall have the right to require such higher limits as may be reasonable and customary for properties of this size and type. Not more frequently than once each year, if, in the opinion of Landlord's Lender, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by Landlord's Lender.

                     (iii) Worker's compensation insurance as required by law covering all persons employed by Tenant in connection with any work done on or about the Leased Premises for which claims for death, disease or bodily injury may be asserted against Landlord, Tenant or the Leased Premises or, in lieu of such Worker's Compensation Insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State in which the Leased Premises are located. Employer's Liability insurance in an amount not less than $1,000,000.

                     (iv) During any period in which substantial Alterations are being undertaken, builder's risk insurance covering the total completed value including any "soft costs" with respect to the Improvements being altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction or repair of Improvements or Equipment, together with such "soft cost" endorsements and such other endorsements as Landlord may reasonably require and general liability, worker's compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired.

              (b) Landlord shall procure and maintain the insurance described in
Section 10(b)(ii) with the cost to be reimbursed by Tenant as an Operating Expense as provided in Paragraph 10(b).

              (c) Unless Landlord and Tenant otherwise mutually agree, the insurance required by Paragraph 19(a) shall be written by companies which have a Best's rating of A:VIII or above and are admitted in, and approved to write insurance policies by, the State Insurance Department for the states in which the Leased Premises are located. The insurance policies (i) shall be for such terms as Landlord may reasonably approve and (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. The insurance referred to in Paragraphs 19(a)(i), 19(a)(iv) and 19(a)(v) shall name Landlord as Owner and Lender as loss payee and Tenant as their interest may appear. The insurance referred to in Paragraph 19(a)(ii) shall name Landlord and Lender as additional insureds. If said insurance or any part thereof shall expire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord.

              (d) Each insurance policy referred to in Paragraph 19(a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender. Each policy required by any provision of Paragraph 19(a), except clause (iii) thereof, shall provide that it may not be cancelled except after 30 days' prior notice to Landlord and Lender. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of the Leased Premises for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Mortgage, Note or other document evidencing or securing the Loan upon the happening of an event of default therein or (iv) any change in title to or ownership of the Leased Premises.

              (e) Tenant shall pay as they become due all premiums for the insurance required by Paragraph 19(a), shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installment then due at least 30 days prior to the expiration date of such policy, and shall promptly deliver to Landlord all original policies or certified copies thereof.

              (f) Anything in this Paragraph 19 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 19(a) may be carried under a "blanket" or umbrella policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" or umbrella policy or policies otherwise comply with the provisions of this Paragraph 19 and provided further that Tenant shall provide to Landlord a Statement of Values which shall be reviewed annually and amended as necessary based on Replacement Cost Valuations. The original or a certified copy of each such "blanket" or umbrella policy shall promptly be delivered to Landlord.

              (g) Tenant shall promptly comply with and conform to (i) all provisions of each insurance policy required by this Paragraph 19 and (ii) all requirements of the insurers thereunder applicable to Landlord, Tenant or the Leased Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of the Leased Premises, even if such compliance necessitates Alterations or results in interference with the use or enjoyment of the Leased Premises, provided, however, Tenant may terminate this Lease upon 90 days prior written notice to Landlord in the event the requirements of any insurance carrier necessitates Alterations the cost of which to Tenant ("Tenant's Share") exceeds $50,000 ("Termination Notice"). Landlord may void any Termination Notice by providing Tenant with notice within 30 days of receipt of the Termination Notice of its intention to pay the difference between the Tenant's Share and $50,000.

              (h) Tenant shall not carry separate insurance concurrent in form or contributing in the event of a casualty with that required in this Paragraph 19 unless (i) Landlord and Lender are included therein as named insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 19. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord the original policies or certified copies therefor.

              (i) All policies required by this Paragraph 19 shall contain full waivers of subrogation against the Landlord and Tenant.

              (j) Except for insurance proceeds payable to Tenant, all proceeds of any insurance required under Paragraph 19(a) shall be payable to Landlord or, if required by the Mortgage, to Lender. Tenant shall be responsible for payment any deductible.

              (k) Landlord and Tenant each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils required to be insured against under Paragraph 19, which perils occur in, on or about the Leased Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees. Landlord and Tenant shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

              20. CASUALTY.

              (a) If the Leased Premises or any portion thereof, is wholly or partially damaged or destroyed by a casualty, Tenant shall give Landlord and Lender immediate notice thereof. Landlord and Lender are hereby authorized to adjust, collect and compromise, in their discretion and upon notice to Tenant, all claims under any of the insurance policies required by Paragraph 19(a) (except public liability insurance claims payable to Tenant or Person other than Landlord or Lender and except for insurance claims by Tenant for loss of its personal property or business interruption) and to execute and deliver all necessary proofs of loss, receipts, vouchers and releases required by the insurers. Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to Landlord or, if required by the Mortgage, to Lender instead of to Landlord and Tenant jointly. The rights of Landlord under this Paragraph 20(a) shall be extended to Lender if and to the extent that any Mortgage so provides.

              (b) If any such casualty, the loss to Landlord from which is fully covered by insurance, and which casualty renders the Leased Premises totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant's business then:

                     (i) Within 20 days of notice to Landlord of such damage or destruction, Landlord shall provide Tenant with its determination of whether the damage or destruction can be repaired within 120 days of such damage or destruction without the payment of overtime or other premiums. If all repairs to the Leased Premises can, in Landlord's reasonable judgment, be completed within 120 days following the date of notice to Landlord of such damage or destruction without the payment of overtime or other premiums, Landlord shall, at Landlord's expense, promptly commence and diligently repair the same as nearly as possible to their value, condition and character immediately prior to such casualty and this Lease shall remain in full force and effect and a proportionate reduction of the Basic Rent and Additional Rent shall be allowed Tenant for such portion of the Leased Premises as shall be rendered inaccessible or unusable to Tenant, and which is not used by Tenant, during the period of time that such portion is unusable or inaccessible and not used by Tenant, to the extent such rental interruption insurance is received pursuant to Paragraph 10(b)(B) of this Lease. If the Leased Premises are not restored within 120 days following the date of notice to Landlord of such damage or destruction, then Tenant may upon written notice to Landlord (a "Termination Notice") terminate the Lease effective 30 days after Landlord's receipt of the Termination Notice. If Landlord shall complete the repair or restoration within the 30 day period between receipt of the Termination Notice and termination of the Lease, the Termination Notice shall be null and void and this Lease shall continue as if Tenant had not sent the Termination Notice. Landlord shall keep Tenant informed as to the progress of any restoration or repair.

                     (ii) If all such repairs to the Leased Premises cannot, in Landlord's reasonable judgment, be completed within 120 days following the date of notice to Landlord of such damage or destruction without the payment of overtime or other premiums, Landlord shall notify Tenant of such determination and Landlord may, at Landlord's sole and absolute option, upon written notice to Tenant given within 30 days after notice to Landlord of the occurrence of such damage or destruction, elect to repair such damage or destruction at Landlord's expense, and in such event, this Lease shall continue in full force and effect but the Basic Rent and Additional Rent shall be proportionately reduced as hereinabove provided in Paragraph 20(b)(i). If Landlord shall give a Termination Notice pursuant to this Paragraph 20, Tenant may elect to exercise the Purchase Option by written notice to Landlord, given at any time within 60 days following the receipt of the Termination Notice and all insurance proceeds shall be assigned to Tenant or if received by Landlord shall be deducted from the purchase price paid at closing.

                     (iii) If, at any time prior to the expiration or termination of this Lease, the Leased Premises is totally or partially damaged or destroyed from a casualty, the loss to Landlord from which is not fully covered by insurance maintained by Landlord, which damage renders the Leased Premises inaccessible or unusable to Tenant in the ordinary course of its business, Landlord, at its option, upon written notice to Tenant within 20 days after notice to Landlord of the occurrence of such damage or destruction, may elect to repair or restore such damage or destruction, or Landlord may elect to terminate this Lease. If Landlord elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect but the Basic Rent and Additional Rent shall be proportionately reduced as provided in Paragraph 20(b)(i). If Landlord does not elect by notice to Tenant to repair such damage, or if the damage cannot, in Landlord's reasonable judgment, be completed within 180 days following the date of notice to Landlord of such damage or destruction, the Lease shall terminate and Tenant may elect to exercise the Purchase Option by written notice to Landlord, given at any time within 60 days following termination of the Lease hereunder and all insurance proceeds shall be assigned to Tenant or if received by Landlord shall be deducted from the purchase price paid at closing.

                     (iv) Notwithstanding anything to the contrary contained in Paragraphs 20(a) or 20(b)(i)-(iii) above, if the Leased Premises is wholly or partially damaged or destroyed within the final 4 months of the Term of this Lease, Landlord or Tenant may, at its option, by giving notice to the other party within 30 days after occurrence of such damage or destruction, elect to terminate the Lease.

                     (v) In the event of any damage to or destruction of the Leased Premises, under no circumstances shall Landlord be required to repair any injury, or damage to, or make any repairs to or replacements of, Tenant's personal property. However, Tenant shall deliver to Landlord the proceeds of insurance received by Tenant from the "all risk" property policy carried by Tenant on any Alterations, and Landlord shall, pursuant to its receipt thereof, repair same to the extent Landlord shall receive such insurance proceeds from Tenant (but if the amount of insurance proceeds shall not be sufficient to cause the repair of the Alterations to be fully made by Landlord, Tenant shall pay to Landlord, within 10 days of receipt of request therefor, the additional amount of funds requested by Landlord in order to complete the repair of the Alterations) and this Lease shall remain, in full force and effect. Landlord shall have no responsibility for any contents placed or kept in or on the Leased Premises by Tenant or any of Tenant's employees, agents, invitees, contractors, assignees or sublessees.

                     (vi) This Paragraph 20 shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Leased Premises and Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases Tenant's rights under California Civil Code Sections 1932(2) and 1933(4). No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant's business, or any annoyance, arising from any damage to or destruction of all or any portion of the Leased Premises.

              21. CONDEMNATION.

              (a) Tenant, immediately upon receiving notice or knowledge of the institution of or intention to institute any proceeding for Condemnation, shall notify Landlord and Lender thereof.

              (b) If the whole of the Leased Premises, or so much of the Leased Premises as to render the balance unusable by Tenant, shall be taken under the power of eminent domain, the Lease shall automatically terminate as of the date of final judgment in such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. No award for any partial or entire Taking shall be apportioned and Tenant hereby irrevocably assigns to Landlord any award or payment which may be made in such Taking or Condemnation, together with all rights of Tenant to such award, including, without limitation, any award or compensation for the value of all or any part of the leasehold estate; provided that nothing contained in this Paragraph 21 shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for (a) the taking of Tenant's personal property, trade fixtures, equipment or other tangible property which is not part of the Equipment, (b) moving expenses, or (c) interruption of or damage to Tenant's business, if available. Notwithstanding the foregoing, if Tenant exercises its Purchase Option within 60 days after termination of the Lease hereunder, then Landlord's award shall be assigned to Tenant, or if the award has been paid to Landlord or Lender then upon closing the purchase price shall be reduced by the amount of such award.

              (c) Provided that no Event of Default has occurred and is continuing and provided further that Tenant has properly and timely exercised the Purchase Option, Tenant shall be entitled to consult with Landlord with respect to any Condemnation proceeding or negotiations under threat thereof or the amount of the award therefor.

              (d) In the event of a partial Taking which does not result in termination of this Lease under Paragraph 21(a), Basic Rent and Additional Rent shall be proportionately reduced based on the portion of the Premises rendered unusable, to the extent to rental interruption insurance received by Landlord pursuant to Paragraph 10(b)(B) of this Lease, as of the date of the Taking with respect to the portion of the Leased Premises which are affected until such time as the Leased Premises are restored and available for occupancy. Promptly after such partial Condemnation, Landlord shall commence and diligently continue to restore the Leased Premises as nearly as possible to their value, condition and character immediately prior to such event to the extent of available Condemnation proceeds. Landlord shall keep Tenant informed as to the progress of any restoration or repair.

              (e) If the Leased Premises are not restored within 6 months following the date of Taking, then Tenant may send a Termination Notice to terminate the Lease effective 60 days after Landlord's receipt of the Termination Notice. If Landlord shall complete the repair or restoration within the 60 day period between receipt of the Termination Notice and termination of the Lease, the Termination Notice shall be null and void and this Lease shall continue as if Tenant had not sent the Termination Notice. If Landlord shall not complete the repair or restoration within the 60 days prior between receipt of the Termination Notice and termination of the Lease, the Lease shall terminate. Notwithstanding the foregoing, if Tenant exercises its Purchase Option within 60 days after termination of the Lease hereunder, then Landlord's award shall be assigned to Tenant, or if the award has been paid to Landlord or Lender then upon closing the purchase price shall be reduced by the amount of such award.

              (f) No temporary Taking of the Leased Premises or any part of the Leased Premises and/or of Tenant's rights to the Leased Premises or under this Lease shall terminate this Lease or give Tenant any right to any abatement of any payments owed to Landlord pursuant to this Lease; any award made to Tenant by reason of such temporary Taking shall belong entirety to Tenant.

              (g) This Paragraph 21 shall be Tenant's sole and exclusive remedy in the event of a Taking or Condemnation. Tenant hereby waives the benefit of California Code of Civil Procedure Section 1265.130.

              22. LANDLORD DEFAULTS.

              (a) Landlord shall not be in default hereunder unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event later than 30 days after written notice by Tenant to Landlord in writing specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than 30 days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30 day period and thereafter diligently prosecutes the same to completion. Tenant shall have no rights as a result of any default by Landlord until

Tenant gives 30 days' notice to any person who has a recorded interest pertaining to the Property, specifying the nature of the default. Such 30 days' notice may be given concurrently with Tenant's delivery of written notice of such default to Landlord.

              (b) Notwithstanding anything to the contrary in the Lease, Landlord's liability to Tenant for damages resulting from Landlord's breach of any provision or provisions of the Lease shall not exceed the value of Landlord's equity interest in the Property.

              (c) If (i) neither Landlord nor Lender cures the default within the time period set forth herein, and (ii) if such default continues for a period of 60 days, if the nature of Landlord's obligation is such that it can be cured within 30 days or, if the default is one which cannot be cured within 30 days, Landlord does not commence performance within 60 days or once having commenced performance is not diligently prosecuting the same to completion, and
(iii) if such default relates to a default under a Mortgage which may be cured with a monetary payment, and (iv) if the default relates to a default under a Mortgage for which the appropriate Lender has not provided Tenant with a subordination, non-disturbance and attornment agreement as described in Paragraph 32 below, then Tenant may offer to cure the default by paying such outstanding monetary amount under the Mortgage to the applicable Lender and deduct such amount from the Basic Rent due under this Lease.

              23. ASSIGNMENT AND SUBLETTING.

              (a) Tenant may not assign this Lease, voluntarily or involuntarily, whether by operation of law or otherwise, or sublet the Leased Premises (collectively "Transfer") at any time to any other Person (a "Transferee") without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such purported Transfer in the absence of Landlord's express written consent shall be null and void, or, at Landlord's option, shall serve to terminate this Lease.

              (b) Tenant agrees that it shall be reasonable for Landlord to withhold its consent to any proposed Transfer for any of the following reasons, which shall not limit other reasonable grounds for withholding consent:

                     (i) The proposed Transferee does not have a satisfactory financial worth and/or financial stability in view of the responsibilities involved; or

                     (ii) The proposed Transferee is a governmental authority (or subdivision or agency thereof) or quasi-governmental agency, whether local, state, federal or foreign, including, without limitation, the office of the consulate general or other diplomatic representative of a foreign state or sovereignty; or

                     (iii) The proposed use of the Leased Premises by the Transferee is not permitted under this Lease.

              (c) Any Transfer without Landlord's consent shall, at the option of Landlord, terminate this Lease. Tenant's request for Landlord's consent pursuant to this Paragraph 23 shall be submitted in writing (the "Transfer Notice") not less than 15 days prior to the date Tenant desires to secure such consent. Such request shall be accompanied by all relevant information reasonably necessary for Landlord to consider such request including, without limitation, (i) notice to Tenant's intent to assign or sublease this Lease, (ii) the name of the proposed assignee or sublessee, and evidence reasonably satisfactory to Landlord that such proposed assignee or sublessee is comparable in reputation, stature and financial condition to the other tenants then leasing comparable space in the Building, and (c) the terms of the proposed assignment or subletting. Upon request Tenant shall reimburse Landlord for reasonable attorneys' fees and costs incurred by Landlord in the preparation or review of the documentation of the Transfer including the consent.

              (d) In the event of a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) Landlord's consent to such Transfer shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer and in the event of an assignment such documentation shall include the Transferee's assumption of Tenant's obligations under this Lease, and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of this Lease from liability under this Lease.

              (e) Notwithstanding any permitted Transfer, Tenant shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Tenant under the Lease and for compliance with all obligations under the terms, provisions and covenants of the Lease.

              (f) Notwithstanding the provisions of this Paragraph 23, Tenant may assign or sublet the Leased Premises, or any portion thereof, without Landlord's consent but with prior written notice to Landlord, to any corporation or entity which controls, is controlled by or is under common control with Tenant, or to any corporation or entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all of the assets of Tenant as a going concern of the business, or any venture, partnership or limited liability company so long as Tenant and its Affiliates hold not less than a 50% interest in such entity ("Affiliate Transferee").

              (g) As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereafter entered into for any or all of the Leased Premises, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any such sublease of the Leased Premises, provided, however, that Landlord shall have the absolute right at any time upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to retain the same. Tenant shall not consent to, cause or allow any modification or alteration of any of the terms, conditions or covenants of any of such subleases or the termination thereof, without the prior written approval of Landlord, which consent shall not be unreasonably withheld, nor shall Tenant accept any rents more than 30 days in advance of the accrual thereof.

              (h) An Occupant shall not be deemed a Transferee provided such relationship was not created as a subterfuge to avoid the obligations set forth in this Paragraph 23.

              24. EVENTS OF DEFAULT.

              (a) The occurrence of any one or more of the following (after expiration of any applicable cure period as provided in Paragraph 24(b)) shall, at the sole option of Landlord, constitute an "Event of Default" under this
Lease:

                     (i) a failure by Tenant to make any payment of Rent or any other charge (or any portion thereof) due hereunder within 5 days after notice to Tenant from Landlord that it has failed to make the required payment;

                     (ii) a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision hereof (not otherwise specifically mentioned in this Paragraph 24(a)) 30 days from the date on which notice is given or, if the default cannot be cured within such 30 day period, the cure period shall be extended for the period required to cure the default, provided that Tenant shall commence to cure the default within the said 30 day period and shall actively, diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured.

                     (iii) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

                     (iv) a court shall enter an order, judgment or decree appointing, without the consent of Tenant, a receiver or trustee for it or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed 60 days after it is entered; or

                     (v) the estate or interest of Tenant shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within 60 days after it is made;

              (b) The existence or occurrence of an Environmental Violation by Tenant shall not be considered and Event of Default hereunder so long as: (i) Tenant timely notifies Landlord of the existence of the Environmental Violation and furnishes Landlord with copies of all engineering reports and assessments, environmental studies, test results and materials obtained by or for Tenant or its counsel in connection with any Environmental Violation or suspected violation, (ii) Tenant promptly undertakes investigation and remediation activities which are satisfactory to Landlord and any Lender with a lien on the Leased Premises and which are in compliance with all applicable Legal Requirements and (iii) Tenant demonstrates to the satisfaction or Landlord and its Lender that Tenant has the financial capacity to properly respond to and complete the remediation of any Environmental Violation and to satisfy its indemnification obligations under this Lease.

              25. REMEDIES UPON DEFAULT; ASSIGNMENT OF RENTS; WAIVER OF DEFAULT.

              Upon the occurrence of any Event of Default by Tenant under this Lease, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever:

              (a) To terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the damages provided for in Section 1951.2 of the California Civil Code, as the same is in effect as of the date hereof (without regard to any subsequent amendment, modification or repeal thereof) including, without limitation, the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of the award, exceeds the amount of rental loss for the same period that the Tenant proves could reasonably have been avoided and at Landlord's election, such other amounts in addition to or in lieu of the damages provided for in said Section 1951.2 as may be permitted from time to time by applicable Law. For the purposes of this Lease, the term "Rent" as used in said
Section 1951.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in subdivisions (a)(1) and (a)(2) of said Section 1951.2, the "worth at the time of award" shall be computed by allowing interest at the lesser of (A) the Interest Rate or (B) the maximum rate permitted by applicable Law.

              (b) If Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due. Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

              (c) Landlord may at its election reenter the Leased Premises and, without terminating this Lease, at any time and from time to time relet the Leased Premises and Improvements or any parts of them for the account and in the name of Tenant or Landlord or otherwise to cure any default by Tenant or to exercise any other right or remedy of Landlord hereunder. Landlord may execute any leases made under this provision either in Landlord's name or in Tenant's name and shall be entitled to all Rents from the use, operation or occupancy of the Leased Premises or Improvements or both. Tenant shall nevertheless pay to Landlord on the due date specified in this Lease the equivalent of all sums required of Tenant under this Lease, plus Landlord's expenses, less the proceeds of any reletting or attornment. In addition to all other rights and remedies it may have, Landlord shall have all of the rights and remedies of a landlord under
Section 1951.4 of the California Civil Code. Landlord may do all things reasonably necessary for such reletting, including repairing, remodeling and renovating of the Leased Premises or Improvements and Tenant shall reimburse Landlord on demand for all Costs incurred by Landlord in connection therewith. If Landlord relets the Leased Premises it shall apply any sums received upon such reletting in the following order of priority: (i) to the payment of all Costs incurred by Landlord in restoring the Leased Premises to good order and repair, or in remodeling, renovating or otherwise preparing the Leased Premises for reletting, (ii) to the payment of all Costs (including without limitation any brokerage commissions) incurred by Landlord in reletting the Leased Premises, and in fulfilling Landlord's obligations with respect to such reletting (such as, by way of example, providing services or utilities), (iii) to the payment of Rent (and any interest thereon) due and unpaid hereunder, and (iv) the balance, if any, to the payment of future Rent as the same may become due hereunder, but Tenant shall not in any event have any claim or right to receive any sums so collected by Landlord, even if such sums exceed the Rents payable hereunder. No act by or on behalf of Landlord under this provision shall constitute a termination of this Lease unless Landlord gives Tenant notice of termination. Notwithstanding any election by Landlord not to terminate this Lease Landlord may at any time thereafter elect to terminate this Lease for any previous breach or default hereunder by Tenant which remains uncured or for any subsequent breach or default.

              (d) Landlord shall be entitled at its election to each installment of Rent or to any combination of installments for any period before termination, plus interest at the Interest Rate on each such installment of Rent from the due date of each such installment.

              (e) For the purposes of this Paragraph 25, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Leased Premises, by its acts of maintenance or preservation with respect to the Leased Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

              (f) Except for amounts payable by Occupants meeting the requirements of this Lease, Tenant assigns to Landlord all subrents and other sums falling due from subtenants, licensees and concessionaires (herein called "subtenants") during any period in which Tenant is in default and Tenant shall not have any right to such sums during that period. Landlord may at Landlord's election reenter the Leased Premises, without terminating this Lease, and either or both collect these sums or bring action for the recovery of the sums directly from such obligors. Landlord shall receive and collect all subrents and proceeds from reletting, applying them in the following order of priority: (i) to the payment of all Costs incurred by Landlord in restoring the Leased Premises to good order and repair, or in remodeling, renovating or otherwise preparing the Leased Premises for reletting, (ii) to the payment of all Costs (including, without limitation, attorneys' fees or brokers' commissions or both) incurred by Landlord in reletting the Leased Premises, and in fulfilling Landlord's obligations with respect to such reletting, (iii) to the payment of Rent (and any interest thereon) due and unpaid hereunder, and (iv) the balance, if any, to the payment of future Rent as the same may become due hereunder. Tenant shall nevertheless pay to Landlord on the due date specified in this Lease the equivalent of all sums required of Tenant under this Lease, plus Landlords expenses, less proceeds of the sums assigned and actually collected under this provision.

              (g) No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained, nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the right of Landlord or Tenant to insist upon the performance by the other in strict accordance with all of the terms, covenants, agreements, conditions, and provisions of this Lease. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

              26. NOTICES.

              All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person or by Federal Express or other reliable 24-hour delivery service or 3 business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated in the introductory paragraph of this Lease or when delivery is refused. For the purposes of this Paragraph, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving 15 days' notice of the new address to the other party, in the manner provided above.

              27. ESTOPPEL CERTIFICATE.

              At any time upon not less than 10 days' prior written request by either Landlord or Tenant (the "Requesting Party") to the other party (the "Responding Party"), the Responding Party shall deliver to the Requesting Party a statement in writing (the "Certificate"), executed by an authorized officer of the Responding Party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect, (b) the dates to which Basic Rent, Additional Rent and all other Rent has been paid, (c) that, to the best knowledge of the signer of such Certificate and except as otherwise specified, no default by either Landlord or Tenant exists hereunder, (d) such other matters as the Requesting Party may reasonably request, and (e) if Tenant is the Responding Party that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened, against Tenant before or by a court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant. Any such statements by the Responding Party may be relied upon by the Requesting Party, any Person whom the Requesting Party notifies the Responding Party in its request for the Certificate is an intended recipient or beneficiary of the Certificate, any Lender or their assignees and by any prospective purchaser or mortgagee of the Leased Premises.

              28. SURRENDER.

              No act or thing done by Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Leased Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord, shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Leased Premises. Upon the expiration or earlier termination of this Lease, Tenant shall, subject to the provisions of this Paragraph 28, peaceably leave, quit and surrender the Leased Premises to Landlord in as good order and condition in which the Leased Premises was on the Commencement Date, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear or loss by fire or other casualty. Upon such surrender, Tenant shall, without expense to Landlord, (a) remove or cause to be removed from the Leased Premises all property which is owned by Tenant or third parties other than Landlord and (b) repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to the Leased Premises caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 28.

              29. NO MERGER OF TITLE.

              There shall be no merger of the leasehold estate created by this Lease with the fee estate in the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in
(a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

              30. BROKERS.

              Landlord and Tenant represent to each other that they have had no dealings with any broker or agent in connection with this Lease and that they know of no broker or agent who is entitled to any commission in connection with this Lease. Each party hereto agrees to indemnify, defend and hold the other party harmless from and against any claims, demands, losses, liabilities, lawsuits, judgments, Costs and expenses (including without limitation attorneys' fees) made by any broker, agent or finder for a commission or fee in connection with this Lease.

              31. FINANCING.

              If Landlord desires to obtain or refinance any Loan, Tenant shall agree, upon request of Landlord, to supply any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to extend the rights of Landlord hereunder to any such Lender and to consent to such financing if such consent is requested by such Lender. Tenant shall provide any other consent or statement and shall execute any and all other documents that such Lender reasonably requires in connection with such financing, including any subordination, nondisturbance and attornment agreement, so long as the same recognizes

Tenant's rights under the Lease including the options contained herein and do not materially adversely affect any right, benefit or privilege of Tenant under this Lease or materially increase Tenant's obligations under this Lease.

              32. SUBORDINATION AND RELEASE OF GUARANTY.

              (a) Tenant acknowledges that, as of the date of this Lease, the Leased Premises is encumbered with a deed of trust in favor of City National Bank and a deed of trust in favor of U.S. Small Business Administration. Landlord shall obtain either (i) pay off the lien of such Mortgages existing as of the date of this Lease or (ii) obtain a subordination, non-disturbance and attornment agreement from City National Bank and U.S. Small Business Administration, within 6 months after execution of this Lease. Landlord shall provide Tenant with prompt written notice of any notice of default given by City National Bank or U.S. Small Business Administration within such 6 month period.

              (b) This Lease shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter executed in any amount. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such liens to this Lease. In the event that any mortgage is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, have the right to attorn to, and shall attorn to, and become Tenant of, the successor in interest to Landlord on all of the terms and conditions contained in this Lease. Tenant covenants and agrees to execute and deliver, within 5 days of request by Landlord and in the form requested by Landlord, any additional instruments evidencing the priority or subordination of this Lease with respect to the lien of any such Mortgage. A condition precedent to the execution of any future instrument of subordination is that Landlord shall obtain for the benefit of Tenant a non-disturbance and attornment agreement from the lender in whose favor the subordination is given, in content reasonably acceptable to Tenant. Tenant shall promptly review and execute any non-disturbance agreement submitted to Tenant by Landlord which meets with the requirements of this Paragraph 32, and shall promptly advise Landlord if Tenant disapproves of any such proposed agreement. Said agreement shall provide that (i) Tenant will not be named or joined in any proceeding to enforce the Mortgage unless such is required by law in order to perfect the proceeding, (ii) enforcement of the Mortgage will not terminate the Lease or disturb Tenant in the possession and use of the Leased Premises, unless Tenant is in default beyond the period provided in the Lease to remedy the default, (iii) any party succeeding to the interest of the Landlord as a result of the enforcement of the Mortgage shall be bound to the Tenant under all the terms, covenants and conditions of this Lease from and after the date of succeeding to the Landlord's interest under this Lease and for the balance of the Term of the Lease including the right of Tenant under the Option to acquire the Property free of any mortgage, except that in no event will such party be liable for claims arising prior to the date of succession, or be subject to offsets or defenses Tenant might have against a prior Landlord, or be bound by any amendment to the Lease made without Lender's consent, or be liable for completion of construction of any improvements, or be bound by any Rent payments made more than one month in advance to the prior Landlord, and (iv) Tenant is obligated to attorn to any party succeeding to the interest of the Landlord as a result of the enforcement of a Mortgage. If Tenant fails to execute and deliver promptly any documents or instruments required by this Paragraph 32, such failure shall, at Landlord's option, constitute an Event of Default under the Lease, and Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's special attorney-in-fact to execute and deliver any such documents or instruments.

              (c) Tenant acknowledges that, as of the date of this Lease, Landlord has guaranteed the Mortgage in favor of City National Bank (the "City National Guaranty"). Landlord shall cause the City National Guaranty to be terminated within 6 months after execution of this Lease.

              33. HOLDING OVER.

              If Tenant holds over after the expiration of the Lease Term or the earlier termination or cancellation of this Lease with or without the express written consent of Landlord, Tenant shall become a tenant from month-to-month only, terminable on 30 days' notice. All the terms, provisions and conditions of this Lease shall apply to this month-to-month tenancy except those terms, provisions and conditions pertaining to the Term, and except that Base Rent shall be immediately adjusted upward upon the expiration or termination of the Lease to 200% of the Base Rent in effect upon the date of such expiration or earlier termination or cancellation of this Lease. Acceptance by Landlord of Rent after such expiration or earlier termination or cancellation shall not result in a renewal of this Lease or waiver of any default or circumstances of termination. The provisions of this Paragraph shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein, at law or in equity and nothing contained in this Paragraph shall be construed as consent by Landlord to any holding over by Tenant. In the event that Tenant fails to surrender the Leased Premises upon such termination or expiration, then Tenant shall indemnify and hold Landlord harmless against all loss or liability resulting from or arising out of Tenant's failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Leased Premises after said termination or expiration and any related attorneys' fees and brokerage commissions or any loss to Landlord arising out of a prospective sale of the Leased Premises.

              34. PURCHASE OPTION.

              Provided there is no monetary Event of Default by Tenant under this Lease at the time of exercising the option and prior to the Closing Date, Landlord hereby grants Tenant the right during the Term to acquire the Leased Premises including the Leased Premises (the "Purchase Option") upon the terms of the Agreement for Purchase and Sale of Real Estate and Joint Escrow Instructions in the form attached hereto as Exhibit D (the "Purchase Agreement"). The Purchase Option may be exercised (a) during the Term upon 30 days written notice from Tenant to Landlord, (b) as permitted pursuant to Paragraphs 20(b)(ii) and 20(b)(iii) above, (c) within 60 days following Landlord's termination of the Lease pursuant to Paragraph 20(b)(iv) above, or (d) as permitted pursuant to Paragraphs 21(b) or 21(e). Upon execution of the Purchase Agreement pursuant to this Paragraph 34, the parties shall promptly deposit executed copies of the Purchase Agreement with escrow holder and make all required deposits including the $7,500,000.00 Purchase Price so that the sale may timely close as provided in the Purchase Agreement. The Purchase Option granted herein is personal to Tenant but may be exercised by any Affiliate Transferee or permitted Transferee that has acquired the entire interest of Tenant in the Leased Premises by assignment of the Lease with the consent of Landlord. Tenant acknowledges that it will have been in possession of the Leased Premises at the time it exercises the Purchase Option hereunder and, as such, Tenant shall not have the right to any contingency period in which to review title, the physical condition (including environmental) and financial condition of the Premises.

              35. BANKRUPTCY.

              If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq., or any successor statute (the "Bankruptcy Code") to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant then notice of such proposed assignment, setting forth (a) the name and address of such person, (b) all of the terms and conditions of such offer, and (c) the adequate assurance to be provided Landlord to assure such person's future performance under this Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by Tenant no later than 20 days after receipt by Tenant but in any event no later than 10 days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

              36. MISCELLANEOUS.

              (a) The Paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

              (b) As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including without limitation"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition"; (v) " the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; (vi) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (vii) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; and (viii) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein."

              (c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Time is of the essence with respect to the performance of the obligations under this Lease.

              (d) This Lease constitutes the entire agreement between Landlord and Tenant and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein. This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

              (e) If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

              (f) In the event of any legal proceedings, including any arbitration proceeding, dispute resolution, or litigation of any nature, relating to this Lease, the prevailing Party shall be entitled to reimbursement of its Costs and reasonable attorneys' fees from the other Party not prevailing. If any Party secures a judgment in any proceeding brought to enforce or interpret this Lease, then any Costs or expenses (including reasonable attorneys' fees) incurred in enforcing or in appealing from such judgment shall be payable by the Party against whom such judgment has been rendered and shall be recoverable separately from and in addition to any other amount included in such judgment. This Paragraph 36(f) is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

              (g) All exhibits attached hereto are incorporated herein as if fully set forth.

              (h) All covenants and agreements to be performed by Tenant under the Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to perform any act on its part to be performed under the Lease, and such failure shall continue for 3 days after notice thereof to Tenant (provided that no notice shall be required in cases of emergency), Landlord may, but shall not be obligated to do so, without waiving or releasing Tenant from any obligations of Tenant, perform any such act on Tenant's part to be made or performed as provided in the Lease. All Costs incurred by Landlord with respect to any such performance by Landlord (including reasonable attorneys' fees) shall be immediately paid by Tenant to Landlord.

              (i) This Lease shall be governed by and construed and enforced in accordance with the Laws of the State of California.

              IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

                                       LANDLORD:

                                       PEPIN MERHI SHAMIEH, LLC,
                                       a California Limited Liability Company

                                       By: /s/ Rick Pepin
                                          ------------------------------------
                                            Rick Pepin, Member

                                       By: /s/ Joseph Merhi
                                          ------------------------------------
                                            Joseph Merhi, Member

                                       By: /s/ George Shamieh
                                          ------------------------------------
                                            George Shamieh, Member

                                       TENANT:

                                       PEPIN/MERHI ENTERTAINMENT GROUP, INC., a
                                       California Corporation, a wholly-owned
                                       subsidiary of Harvey Entertainment
                                       Company

                                       By: /s/ George Shamieh
                                          ------------------------------------
                                       Name: George Shamieh
                                            ----------------------------------

                               TABLE OF CONTENTS

1.      Lease of Premises..................................................................      1

2.      Certain Definitions................................................................      1

3.       Title, "As-Is" Condition And Utilities............................................      5

4.       Use Of Leased Premises; Quiet Enjoyment; Occupants................................      6

5.       Term..............................................................................      7

6.       Basic Rent........................................................................      8

7.       Late Charge.......................................................................      8

8.       Disputes as to Payments of Rent...................................................      8

9.       Security Deposit..................................................................      9

11.      Taxes, Assessments and Impositions................................................     11

12.      Net Lease.........................................................................     12

13.      Compliance with Laws and Environmental Matters....................................     13

14.      No Liens; Memorandum of Purchase Option...........................................     15

15.      Maintenance and Repair............................................................     16

16.      Alterations and Improvements......................................................     18

17.      Permitted Contests................................................................     19

18.      Indemnification and Waiver........................................................     20

19.      Insurance.........................................................................     22

20.      Casualty..........................................................................     24

21.      Condemnation......................................................................     26

22.      Landlord Defaults.................................................................     27

23.      Assignment and Subletting.........................................................     28

24.      Events of Default.................................................................     30

25.      Remedies Upon Default; Assignment of Rents; Waiver of Default.....................     31

26.      Notices...........................................................................     33

27.      Estoppel Certificate..............................................................     33

28.      Surrender.........................................................................     33

29.      No Merger of Title................................................................     34

30.      Brokers...........................................................................     34

31.      Financing.........................................................................     34

32.      Subordination and Release of Guaranty.............................................     35


                                      -I-

                               TABLE OF CONTENTS
                                  (Continued)


33.      Holding Over......................................................................     36

34.      Purchase Option...................................................................     36

35.      Bankruptcy........................................................................     37

36.      Miscellaneous.....................................................................     37


                                      -II-

                                    Exhibits*

Description                                                  Exhibit
-----------                                                  -------
Machinery and Equipment                                         A
Form of Notice of Lease Commencement                            B
Memorandum of Lease and Purchase Option                         C
Form of Purchase Agreement                                      D
Language                                                        E



*The Schedules and Exhibits are omitted from this filing. The Company agrees to furnish supplementally a copy of any Schedule or Exhibit to the Commission upon request.